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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2001

FIRST VIRTUAL COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-23305	77-0357037
(Commission File No.)	(IRS Employer Identification No.)

3393 Octavius Drive
Santa Clara, California 95054
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (408) 567-7200

Item 5.  Other Events

    On March 22, 2001, First Virtual Communications, Inc., a Delaware corporation ("FVC"), FVC Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of FVC ("Merger Sub"), and CUseeMe Networks, Inc., a Delaware corporation ("CUseeMe"), entered into an Agreement and Plan of Merger and Reorganization, dated as of March 22, 2001 (the "Merger Agreement"), pursuant to which Merger Sub agreed to merge with and into CUseeMe (the "Merger"). Upon consummation of the Merger, Merger Sub will cease to exist, and CUseeMe will become a wholly owned subsidiary of FVC.

    FVC expects to issue in the Merger shares of its common stock which will represent approximately 47% of the outstanding shares of common stock of the combined company at an exchange ratio of approximately 1.254. In connection with the Merger Agreement, certain stockholders of FVC and CUseeMe entered into Voting Agreements whereby they agreed to vote for the approval of the Merger and the issuance of shares of FVC common stock, respectively.

    Attached and incorporated herein by reference in their entirety as Exhibits 99.1, 99.2 and 99.3 are copies of the Merger Agreement, the form of Voting Agreements and the joint press release of FVC and CUseeMe announcing the transaction.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)
Financial Statements.

    Not applicable.

(b)
Pro Forma Financial Information.

    Not applicable.

(c)
Exhibits

    99.1  Agreement and Plan of Merger and Reorganization, dated as of March 22, 2001, by and among First Virtual Communications, Inc., FVC Acquisition Corp. and CUseeMe Networks, Inc.

    99.2  Form of Voting Agreements

    99.3  Joint Press Release, dated March 22, 2001.

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SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST VIRTUAL COMMUNICATIONS, INC.
Dated: April 4, 2001	By:	/S/ RALPH UNGERMANN Ralph Ungermann Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1	Agreement and Plan of Merger and Reorganization, dated as of March 22, 2001, by and among First Virtual Communications, Inc., FVC Acquisition Corp. and CUseeMe Networks, Inc.
99.2	Form of Voting Agreements
99.3	Joint Press Release, dated March 22, 2001, announcing the execution of the Agreement and Plan of Merger and Reorganization.

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SIGNATURE
EXHIBIT INDEX